As filed with the Securities and Exchange Commission on April 7, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

                        INLAND RETAIL REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-4246655 (I.R.S. employer identification no.)

2901 Butterfield Road Oak Brook, Illinois (Address of principal executive offices)	60523 (Zip code)

 Inland Retail Real Estate Trust, Inc. Independent Director Stock Option Plan

(Full title of the plan)

Barry L. Lazarus

President, Chief Executive Officer and Chief Operating Officer

Inland Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

                                         (630) 218-8000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael Moran, Esq. General Counsel Inland Retail Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 (630) 218-8000	David J. Kaufman, Esq. Duane Morris LLP 227 West Monroe Street Chicago, Illinois 60606 (312) 499-6700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)
Common Stock, $0.01 par value	75,000 shares	$9.05	$678,750	$80.00

(1)

In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered includes an indeterminable number of shares of common stock issuable under the Inland Retail Real Estate Trust, Inc. Independent Director Stock Option Plan, as this amount may be adjusted as a result of stock splits, stock dividends, antidilution provisions or similar transactions.

(2)	Determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the exercise prices of the outstanding options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by Inland Retail Real Estate Trust, Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

The Registrant’s Current Reports on Form 8-K filed January 4, 2005, February 4, 2005, February 28, 2005, March 3, 2005 and March 25, 2005; and

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 20, 2000 (File No. 000-30413), and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

None.

Item 6.

Indemnification of Directors and Officers.

The Registrant’s Fifth Articles of Amendment and Restatement of Charter and Amended and Restated Bylaws (as amended) (collectively, the “Charter and Bylaws”) authorize the Registrant to indemnify and pay , advance or reimburse reasonable expenses of the directors, officers, employees and agents of the Registrant and its affiliates (to the extent such parties are entitled to indemnification under the Charter and Bylaws, each an “Indemnified Party”) to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and, without limiting the generality of the foregoing, in accordance with section 2-418 of the Maryland General Corporation Law; provided, however, that, as long as the Registrant qualifies as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (a “REIT”), no such indemnification may be made unless: (i) the directors of the Registrant have determined, in good faith, as to the course of conduct which caused the loss or liability was in the Registrant’s best interest; (ii) the Indemnified Party was acting on the Registrant’s behalf or performing services on the Registrant’s part; (iii) the liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an independent director, the liability or loss must not have been the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to be held harmless is recoverable only out of the Registrant’s assets and not from its shareholders.

Furthermore, as long as the Registrant qualifies as a REIT and notwithstanding anything to the contrary contained above, the Registrant is not permitted under its Charter and Bylaws to indemnify any such directors, officers, employees or agents for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which the Registrant’s securities were offered and sold as to indemnification for securities law violations.

The Registrant may advance funds to Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Registrant qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on the Registrant’s behalf; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the Registrant’s making of the advancement; and (iii) the Indemnified Party receiving any advances undertakes to repay the advanced funds to the Registrant, together with the applicable legal rate of interest, in cases in which the Indemnified Party is found not to be entitled to indemnification.

The Registrant may purchase and maintain insurance or provide similar protection on behalf of any Indemnified Party against any liability asserted which was incurred in any such capacity with the Registrant or arising out of such status; provided, however that the Registrant may not incur the costs of any liability insurance which insures any person against liability for which he, she, or it could not be indemnified under the Charter and Bylaws.  Nothing contained in the Charter and Bylaws constitutes a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  Also, the Registrant has the power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a director of the Registrant to such further extent consistent with law.  Neither the amendment nor the adoption of any other provision of the Registrant’s Charter or Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification shall apply to liabilities arising under the federal securities law, the Registrant has been advised that, in the opinion of the SEC, such indemnification in this case is contrary to public policy and, therefore, unenforceable.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

Exhibit No.	Description of Exhibit
4.1

Third Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference)

4.1(a)

Articles of Amendment of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.1(a) to the Registrant’s Registration Statement on Form S-11 filed April 5, 2002 (File No. 333-85666) and incorporated herein by reference)

4.1(b)

Fourth Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.1(b) to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 (File No. 000-30413) and incorporated herein by reference)

4.1(c)

Fifth Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (included as Exhibit 99.25 to the Registrant’s Current Report on Form 8-K filed on January 4, 2005 (File No. 000-30413) and incorporated herein by reference)

4.2

Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference)

4.2(a)

Amendment to Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated February 22, 2002 (included as Exhibit 3.2(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference)

4.2(b)

Amendment to the Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated August 31, 2004 (included as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on September 14, 2004 (File No. 000-30413) and incorporated herein by reference)

4.2(c)

Amendment to the Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated March 23, 2005 (included as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2005 (File No. 000-30413) and incorporated herein by reference)

4.3

Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (included as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference)

4.3(a)

First Amendment to Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (included as Exhibit 4.1(a) to the Registrant’s Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference)

4.4	Specimen Certificate for the shares (included as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-11 filed September 28, 1998 (File No, 333-64391) and incorporated herein by reference)
5.1	Opinion of Duane Morris LLP
23.1	Consent of KPMG LLP
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
99	Independent Director Stock Option Plan

Item 9.

Undertakings.

The Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a) and (1)(b) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Oak Brook, State of Illinois, on April 1, 2005.

INLAND RETAIL REAL ESTATE TRUST, INC. By: /s/ Barry L. Lazarus Barry L. Lazarus President, Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert D. Parks Robert D. Parks	Chairman of the Board and Director	April 1, 2005
/s/ Barry L. Lazarus Barry L. Lazarus	President, Chief Executive Officer, Chief Operating Officer and Director (principal executive officer)	April 1, 2005
/s/ James W. Kleifges James W. Kleifges	Vice President and Chief Financial Officer (principal financial and accounting officer)	April 1, 2005
/s/ Brenda G. Gujral Brenda G. Gujral	Director	April 1, 2005
/s/ Daniel K. Deighan Daniel K. Deighan	Director	April 1, 2005
/s/ Kenneth E. Masick Kenneth E. Masick	Director	April 1, 2005
/s/ Michael S. Rosenthal Michael S. Rosenthal	Director	April 1, 2005
/s/ Richard P. Imperiale Richard P. Imperiale	Director	April 1, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Third Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference)

4.1(a)

Articles of Amendment of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.1(a) to the Registrant’s Registration Statement on Form S-11 filed April 5, 2002 (File No. 333-85666) and incorporated herein by reference)

4.1(b)

Fourth Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.1(b) to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 (File No. 000-30413) and incorporated herein by reference)

4.1(c)

Fifth Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (included as Exhibit 99.25 to the Registrant’s Current Report on Form 8-K filed on January 4, 2005 (File No. 000-30413) and incorporated herein by reference)

4.2

Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. (included as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference)

4.2(a)

Amendment to Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated February 22, 2002 (included as Exhibit 3.2(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference)

4.2(b)

Amendment to the Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated August 31, 2004 (included as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on September 14, 2004 (File No. 000-30413) and incorporated herein by reference)

4.2(c)

Amendment to the Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated March 23, 2005 (included as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 25, 2005 (File No. 000-30413) and incorporated herein by reference)

4.3

Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (included as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference)

4.3(a)

First Amendment to Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (included as Exhibit 4.1(a) to the Registrant’s Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference)

4.4	Specimen Certificate for the shares (included as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-11 filed September 28, 1998 (File No, 333-64391) and incorporated herein by reference)
5.1	Opinion of Duane Morris LLP
23.1	Consent of KPMG LLP
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
99	Independent Director Stock Option Plan

Exhibit 5.1

Duane Morris LLP

One Liberty Place

Philadelphia, PA  19103-7396

April 4, 2005

Inland Retail Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523

Re:

Registration Statement on Form S-8 (Registration No. 333-          ); 75,000 Shares of Common Stock

Ladies and Gentlemen:

We have served as counsel to Inland Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of law arising from the registration on Form S-8 of 75,000 shares (the “Shares”) of the Company’s Common Stock, par value $.001 per share, to be issued pursuant to the terms and conditions set forth in the Inland Retail Real Estate Trust, Inc. Independent Director Stock Option Plan (the “Plan”), under the Securities Act of 1933, as amended (the “Securities Act”) and the above-referenced registration statement, and all amendments and supplements thereto (the “Registration Statement”).

This opinion is being filed as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.

The Registration Statement, including all amendments and supplements thereto, in the form in which it was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and the Company’s Securities Act Rule 428 prospectus (the “Prospectus”) ;

2.

The Articles of Incorporation of the Company, certified as of a recent date by an officer of the Company;

3.

The Bylaws of the Company, certified as of a recent date by an officer of the Company;

4.

The Plan;

5.

Resolutions adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares and the adoption of the Plan; and

6.

Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.

Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.

Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.

Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.

Any Documents submitted to us as originals are authentic.  The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

We have further assumed that any Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; and there has been no oral or written modification of or amendment to any of the Documents, and further there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares to be issued by the Company, when the Registration Statement becomes effective under the Securities Act and when the Shares are issued, sold and delivered against payment therefore in the manner described in the Registration Statement, Prospectus and the Plan, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ DUANE MORRIS LLP

DUANE MORRIS LLP

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Inland Retail Real Estate Trust, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-       ) on Form S-8 of Inland Retail Real Estate Trust, inc. (the Company) of our reports dated March 10, 2005, with respect to the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of the Company.

KMPG LLP

Chicago, Illinois

April 7, 2005

Exhibit 99

INLAND RETAIL REAL ESTATE TRUST, INC.
INDEPENDENT DIRECTOR STOCK OPTION PLAN

ARTICLE I

GENERAL

1.1

PURPOSE: Inland Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), hereby adopts this Independent Director Stock Option Plan (the “Plan”). The purpose of the Plan is to foster and promote the long-term financial success of the Company by attracting and retaining outstanding non-employee directors by enabling them to participate in the Company’s growth through the granting of Options (as defined in Article II) which entitle them to purchase shares of the Company’s common stock, par value $0.01 per share (“Shares”).

1.2

PARTICIPATION: Only directors of the Company who at the time an Option is granted are “Non-Employee Directors” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), or any similar rule which may subsequently be in effect (the “Independent Directors”) shall receive an Option under the Plan.

1.3

SHARES SUBJECT TO THE PLAN: Shares to be issued upon exercise of Options granted under the Plan may be in whole or in part from authorized but unissued Shares or treasury Shares of the Company. A maximum of 75,000 Shares (the “Plan Maximum”) may be issued for all purposes under the Plan (subject to adjustment pursuant to Section 3.2), and the Company shall reserve 75,000 authorized but unissued Shares as of the date this Plan is established for issuance upon exercise of Options granted under the Plan. Any Shares reserved for issuance under Options which for any reason are canceled or terminated without having been exercised shall not be counted in determining whether the Plan Maximum has been reached. Options for fractional shares shall not be granted.

1.4

GENDER AND NUMBER: Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

STOCK OPTION AWARDS

2.1

AWARD OF STOCK OPTIONS: (a) Effective on the later of (i) the date on which an Independent Director becomes a member of the Board of Directors of the Company, (ii) the date this Plan is adopted by the Company, or (iii) the date on which at least 90,000 Shares are issued and outstanding (subject to adjustment pursuant to Section 3.2), each Independent Director who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (an “Initial Option”) under the Plan to purchase 3,000 Shares (subject to adjustment pursuant to Section 3.2). Effective on the date of each Annual Meeting of Stockholders of the Company (an “Annual Meeting”), commencing with the Company’s Annual Meeting in 1999, each Independent Director then in office who satisfies the conditions set forth in Section 1.2 will automatically be awarded a stock option (a “Subsequent Option” or the “Subsequent Options”, collectively with the “Initial Options” referred to herein as an “Option” or “Options”) to purchase 500 Shares (subject to adjustment pursuant to Section 3.2). The Options are not intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). (b) Notwithstanding any other provision of this Plan, no Options shall be issued pursuant to Section 2.1(a) to the extent that the issuance of such Options would (i) enable the Independent Directors as a group to hold more than 10% of the outstanding Shares if such Options were exercised; (ii) result in the Company being “closely held” within the meaning of Code Section 856(h); (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the property of the Company (or of the property of one or more partnerships in which the Company is a partner), within the meaning of Code Section 856(d)(2)(B); or (iv) cause, in the opinion of counsel to the Company, the Company to fail to qualify (or create, in the opinion of counsel to the Company, a material risk that the Company would no longer qualify) as a real estate investment trust within the meaning of Code Section 856. To the extent that the issuance of Options pursuant to Section 2.1(a) would violate any of these limitations, the number of Shares that may be purchased under the Options to be issued to each of the Independent Directors shall be reduced pro rata. To the extent that the number of Shares which may be purchased under Options issued to an Independent Director is reduced in any year as a result of the application of these limitations, Options to purchase such Shares shall be issued to the Independent Director in any subsequent year in which issuance of such Options, after taking into account the Options to be issued to the Independent Directors in such subsequent year under Section 2.1(a), would not violate the limitations imposed by this Section 2.1(b). To the extent that the issuance of an Option is delayed until a subsequent year under this Section 2.1, the Option shall be treated for all purposes under this Plan as having been issued in such subsequent year.

2.2

STOCK OPTION CERTIFICATES: The award of an Option shall be evidenced by a certificate executed by an officer of the Company.

2.3

OPTION PRICE: The purchase price of a Share (the “Option Price”) under each Initial Option granted shall be the Fair Market Value (as defined in Section 3.5) of a Share on the date of the grant, which, for purposes of the Plan, until the earlier of (i) the termination of the Company’s initial public offering (the “IPO”) of Shares which is anticipated to commence in 1999 or (ii) the same month and day as such commencement date of the IPO but in the year 2001 (the “Initial Offering Period”), shall be $9.05. The Option Price under each Subsequent Option granted on the date of any Annual Meeting shall be the Fair Market Value of a Share on the last business day preceding the date of the Annual Meeting, provided, however, that during the Initial Offering Period the Option Price shall be $9.05 per Share.

2.4

EXERCISE AND TERM OF OPTIONS: (a) Options may be exercised by the delivery of written notice of exercise and payment of the aggregate Option Price for the Shares to be purchased to the Secretary of the Company. The Option Price may be paid in cash (including check, bank draft or money order) or, unless in the opinion of counsel to the Company doing so may result in a possible violation of law, by delivery of Shares already owned by the Independent Director, valued at Fair Market Value on the date of the exercise. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Independent Director a certificate or certificates representing the purchased Shares. An Independent Director shall have none of the rights of a shareholder until a certificate or certificates for Shares underlying the Option(s) exercised are issued and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued. (b) Each certificate for Shares issued upon exercise of an Option, unless at the time of exercise such Shares are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), shall bear the following legend: NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby no longer need be subject to such restrictions. Each certificate for Shares issued upon exercise of an Option shall also bear any legends required by the Company’s Articles of Incorporation and the transferability of the certificate and the Shares represented thereby shall be subject to the restrictions contained in the Company’s Articles of Incorporation. (c) An Independent Director’s Initial Option shall (subject to Section 3.1) become exercisable as follows: (i) 1,000 shares on the date of grant, (ii) an additional 1,000 shares on the first anniversary of the date of grant, and (iii) an additional 1,000 shares on the second anniversary of the date of grant and shall continue to be exercisable until the first to occur of (i) the tenth anniversary of the date of grant, (ii) the removal for cause of the Independent Director as an Independent Director, or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability. Each of an Independent Director’s Subsequent Options shall (subject to Section 3.1) become fully exercisable on the second anniversary of the date on which the Subsequent Option(s) was granted and shall continue to be exercisable until the first to occur of (i) the tenth anniversary of the date of grant, (ii) the removal for cause of the Independent Director as an Independent Director, or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability. Notwithstanding the foregoing, Options granted under this Plan shall continue to be exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason and the Option is otherwise exercisable on the date of the death or disabling event; PROVIDED, HOWEVER, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the Option. An Independent Director is removed “for cause” for gross negligence or willful misconduct in the execution of his duties; or for conviction of, or entry of a plea of guilty or nolo contendere to, any felony or any act of fraud, embezzlement, misappropriation, or a crime involving moral turpitude. (d) Notwithstanding any other terms or provisions herein to the contrary, no Option may be exercised if, in the opinion of the Company’s counsel, such exercise would jeopardize the Company’s status as a real estate investment trust under the Code.

ARTICLE III

MISCELLANEOUS PROVISIONS

3.1

NONTRANSFERABILITY; BENEFICIARIES: No Option awarded under the Plan shall be transferable by the Independent Director otherwise than by will or, if the Independent Director dies intestate, by the laws of descent and distribution. All Options exercised during the Independent Director’s lifetime shall be exercised only by the Independent Director or his legal representative. Any transfer contrary to this Section 3.1 will nullify the Option. Notwithstanding any other provisions of this Plan, Options granted under this Plan shall continue to be exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason and the Option is exercisable on the date of the Independent Director’s death or disabling event; PROVIDED, HOWEVER, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued on such exercise may not be sold until the six month anniversary of the date of the grant of the Option. Each Independent Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise such Options. Each designation will revoke all prior designations by such Independent Director, must be in writing and will be effective only when filed with the Secretary of the Company during his lifetime.

3.2

ADJUSTMENT UPON CERTAIN CHANGES: (a) If the outstanding Shares are (i) increased, decreased, or (ii) changed into, or exchanged for, a different number or kind of shares or securities of the Company, through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of Shares that may be issued pursuant to an Option and in the minimum number of Shares that must be issued and outstanding prior to the issuance of the Initial Options pursuant to Section 2.1(a)(iii). A corresponding adjustment to the consideration payable with respect to all Options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the Option Price for each Share. (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company’s property, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited. However, holders of Options may exercise any Options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such Options.

3.3

AMENDMENT, SUSPENSION AND TERMINATION OF PLAN: The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Independent Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, or any agreement or the rules of any stock exchange upon which the Shares may be listed or of any national market system on which Shares may be traded: (a) except as provided in Section 3.2, materially increase the number of Shares which may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Independent Directors under the Plan; or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall: (x) impair the rights of Independent Directors under any outstanding Option without the consent of the Independent Directors affected thereby; or (y) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

3.4

TAX WITHHOLDING: (a) The Company shall have the power to withhold, or require an Independent Director to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable and/or Shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. (b) Subject to the consent of the Board of Directors of the Company, due to the exercise of an Option, an Independent Director may make an irrevocable election (an “Election”) to: (a) have Shares otherwise issuable hereunder withheld; or (b) tender back to the Company Shares received; or (c) deliver back to the Company previously acquired Shares of the Company having a Fair Market Value sufficient to satisfy all or part of the Independent Director’s estimated tax obligations associated with the transaction. Such Election must be made by an Independent Director prior to the date on which the relevant tax obligation arises. The Board of Directors of the Company may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Option.

3.5

DEFINITION OF FAIR MARKET VALUE: “Fair Market Value” on any date shall mean the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the IPO if the IPO has not concluded, or, if the IPO has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the “SRP”), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price per share at which a Stockholder may purchase Shares pursuant to the Company’s Distribution Reinvestment Program (the “DRP”) if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of a Share as determined by the Company, in its sole discretion. “Trading Day” shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term “regular way” means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effect “ex-clearing” for same-day or next day settlement.

3.6

PLAN NOT EXCLUSIVE: The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Independent Directors or other Directors of the Company.

3.7

LISTING, REGISTRATION AND LEGAL COMPLIANCE: Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any Shares or other property subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise, with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the award of such Option or the issue, delivery or purchase of Shares or other property thereunder, no such Option may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company, and the holder of the award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. The Company may at any time impose any limitations upon the exercise, delivery or payment of any Option which, in the opinion of the Board of Directors of the Company, are necessary or desirable in order to cause the Plan or any other plan of the Company to comply with Rule 16b-3. If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors of the Company may, without the holders’ consent, so reduce such period on not less than 15 days written notice to the holders thereof.

3.8

RIGHTS OF INDEPENDENT DIRECTORS: Nothing in the Plan shall confer upon any Independent Director any right to serve as an Independent Director for any period of time or to continue serving at his present or any other rate of compensation.

3.9

NO OBLIGATION TO EXERCISE OPTION: The granting of an Option shall impose no obligation upon the Independent Director to exercise such Option.

3.10

REQUIREMENTS OF LAW; GOVERNING LAW: The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois. The provisions of this Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3, unless a contrary interpretation of any such provision is otherwise required by applicable law.